SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                   July 30, 2002
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                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                  1-11661                        13-3447441
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(State of Incorporation)         (Commission                  (I.R.S. Employer)
                                  File Number)              Identification No.)

745 Seventh Avenue
New York, New York                                              10019
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(Address of Principal Executive Offices)                     (Zip Code)

      Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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     On July 30, 2002, Lehman ABS Corporation ("LABS") transferred $55,190,000 aggregate principal amount of 7.75% Debentures due December 1, 2030 issued by Verizon Global Funding Corp. (the "Underlying Securities") to the Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16 (the "Certificates"), issued pursuant to a Standard Terms for Trust
Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of July 30, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated July 18, 2002 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule
I of the underwriting agreement.

ITEM 7.  Financial Statements and Exhibits
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(a)      Financial Statements - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
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      4.1               Series Supplement, dated as of July 30, 2002, between
                        Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             LEHMAN ABS CORPORATION


                             /s/ Rene Canezin
                             -----------------------------------
                             Name:   Rene Canezin
                             Title:  Senior Vice President

July 30, 2002

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INDEX TO EXHIBITS
    Exhibit No.                                      Description
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        4.1           Series Supplement, dated as of July 30, 2002, between
                      Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.